Exhibit 1.1

October [ ], 2003

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York  10036

Dear Sirs and Mesdames:

SVB Capital II, a Delaware statutory trust (the “Trust”), and Silicon Valley Bancshares, a Delaware corporation (the “Company” and, together with the Trust, the “Issuers”), as depositor of the Trust and as guarantor, propose, subject to the terms and conditions herein that the Trust issue and sell to Morgan Stanley & Co. Incorporated (the “Underwriter”) $50,000,000 aggregate liquidation amount of its [     ]% Cumulative Trust Preferred Securities having a liquidation value of $25 per security (the “Preferred Securities”).

The Trust will issue the Preferred Securities and its Common Securities (the “Common Securities”) pursuant to an Amended and Restated Trust Agreement to be dated as of October [   ], 2003 (the “Trust Agreement”), among the Company, as depositor, Wilmington Trust Company (the “Trust Company”), as property trustee (the “Property Trustee”) and as Delaware trustee (the “Delaware Trustee”), the Administrative Trustees named therein (the “Administrative Trustees”) and the holders from time to time of undivided interests in the assets of the Trust.  The Company will guarantee the Preferred Securities on a junior subordinated basis (the “Guarantee”) pursuant to a Guarantee Agreement to be dated as of October [   ], 2003 (the “Guarantee Agreement”), between the Company and the Trust Company, as Trustee (the “Guarantee Trustee”).  The Trust will purchase with the proceeds of the sale of the Preferred Securities and the Common Securities the [    ]% Junior Subordinated Deferrable Interest Debentures, due October [   ], 2033 (the “Subordinated Debentures”) of the Company in an amount equal to the combined liquidation amounts of the Preferred Securities and the Common Securities issued under a Junior Subordinated Indenture to be dated as of October [   ], 2003 (the “Indenture”), between the Company and the Trust Company, as Trustee (the “Indenture Trustee”).  The Company and the Trust will also enter into an Agreement As To Expenses and Liabilities, to be dated as of October [    ], 2003 (the “Expense Agreement”).

The Issuers have filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the Preferred Securities, the Subordinated Debentures and the Guarantee Agreement and have filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus (the “Rule 424 Prospectus”) specifically relating to the Preferred Securities, the Subordinated Debentures and the Guarantee Agreement pursuant to Rule 424 under the Securities Act of 1933, as amended (the “Securities Act”).  The term “Registration Statement” means the registration statement, including the exhibits thereto, as amended to the date of this Agreement.  The term “Basic Prospectus” means the prospectus included in the Registration Statement.  The term “Prospectus” means the Basic Prospectus together with the Rule 424 Prospectus.  The term “preliminary prospectus” means a preliminary prospectus specifically relating to the Preferred Securities, together with the Basic Prospectus.  As used herein, the terms “Basic Prospectus,” “Prospectus” and “preliminary prospectus” shall include in each case the documents, if any, incorporated by reference therein (the “Exchange Act Reports”).  The terms “supplement,” “amendment” and “amend” as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Basic Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

1.                           Representations and Warranties.  The Issuers jointly and severally represent and warrant to and agree with the Underwriter that:

(a)                      The Issuers meet the requirements for use of Form S-3 under the Securities Act.  The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration

Statement is in effect, and no proceedings for such purpose are pending before or, to the Issuers’ knowledge, threatened by the Commission.

(b)                     (i) Each document filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply, and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply (A) to statements or omissions in the Registration Statement or the Prospectus based upon information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein or (B) to that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Trustee.

(c)                      The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not result in, individually or in the aggregate, a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(d)                     The Trust has been duly created and is validly existing as a statutory trust in good standing under the Delaware Statutory Trust Act (the “Trust Act”) with the power and authority to own property and conduct its business as described in the Prospectus, and has conducted and will conduct no business other than the transactions contemplated by this Agreement and as described in the Prospectus; the Trust is not a party to or bound by any agreement or instrument other than this Agreement, the Trust Agreement and the agreements and instruments contemplated by this Agreement, the Trust Agreement and the Prospectus; the Trust has no liabilities or obligations other than those arising out of the transactions contemplated by this Agreement and the Trust Agreement and as described in the Prospectus; and the Trust is not a party to or subject to any action, suit or proceeding of any nature.

(e)                      Each subsidiary of the Company that is a “Significant Subsidiary” as defined in Rule 1-02(w) or Regulation S-X promulgated by the Commission (each a “Material Subsidiary”) has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and each Material Subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not result in, individually or in the aggregate, a Material Adverse Effect; all of the issued and outstanding capital stock or other equity interests of each Material Subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and such capital stock or other equity interests is owned by the Company, directly or through subsidiaries, free from liens and encumbrances. The Company and all of its Material Subsidiaries collectively account for at least 90% of each of (i) the net interest income of the Company for the three month period ended June 30,  2003 and (ii) the total assets of the Company as of June 30, 2003, in each case, as set forth in the Company’s Form 10-Q for the quarter ended June 30,  2003.

(f)                        Except as otherwise set forth in the Prospectus, all outstanding shares of capital stock of Silicon Valley Bank, a California banking corporation (the “Subsidiary Bank”), are owned of record by the Company either directly or through wholly-owned subsidiaries free and clear of any security interest and any other security interest, claims, liens or encumbrances.  No options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any shares of capital stock or ownership interests in the Subsidiary Bank are outstanding.

(g)                     The Preferred Securities have been duly and validly authorized for issuance by the Trust and are in the form contemplated by the Trust Agreement and, subject to the qualifications set forth below, when certificates therefor in the form attached to the Trust Agreement are issued, executed and delivered and paid for in accordance with this Agreement, will be validly issued, fully paid and nonassessable preferred undivided beneficial interests in the assets of the Trust entitled to the benefits of the Trust Agreement; and the holders of the Preferred Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware (the “DGCL”).  The issuance of the Preferred Securities is not subject to preemptive or other similar rights.

(h)                     The Common Securities have been duly and validly authorized for issuance by the Trust and are in the form contemplated by the Trust Agreement and, subject to the qualifications set forth below, when certificates therefor in the form attached to the Trust Agreement are issued, executed and delivered and paid for in accordance with the Common Securities Subscription Agreement (as defined below), will be validly issued, fully paid and nonassessable undivided beneficial interests in the assets of the Trust entitled to the benefits of the Trust Agreement.  All of the outstanding Common Securities of the Trust will be owned by the Company.  The issuance of the Common Securities is not subject to preemptive or other similar rights.

(i)                         Each of the Trust and the Company has all trust or corporate power, as applicable, to enter into this Agreement and the Company Agreements (as defined below) to which it is a party.  This Agreement has been duly authorized, executed and delivered by the Trust and the Company.  Each of the Company Agreements to which the Company or the Trust will be a party will be duly executed and delivered by the Company and/or the Trust, as applicable, on or prior to the Closing Date (as defined below).

(j)                         The Guarantee Agreement, the Trust Agreement, the Common Securities Subscription Agreement dated October     , 2003 between the Company and the Trust (the “Common Securities Subscription Agreement”), the Indenture and the Subordinated Debentures (collectively, the “Company Agreements”) have each been duly authorized by the Company and, when executed and delivered by the proper officers of the Company, and, in the case of the Guarantee Agreement, by the Guarantee Trustee, in the case of the Trust Agreement, by the Property Trustee, the Administrative Trustees and the Delaware Trustee, and, in the case of the Common Securities Subscription Agreement, by the Trust, and, in the case of the Indenture, by the Indenture Trustee, and, in the case of the Subordinated Debentures, when validly issued by the Company and validly authenticated and delivered by the Indenture Trustee, will constitute legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights, public policy and to general equity principles; and the Subordinated Debentures will be entitled to the benefits of the Indenture.

(k)                      The Expense Agreement has been duly authorized and, when executed and delivered by the proper officers of the Company and on behalf of the Trust by the Administrative Trustees, will constitute the legal, valid and binding instrument of each of the Company and the Trust, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights, public policy and to general equity principles.

(l)                         The Trust Agreement, the Guarantee Agreement and the Indenture have been duly qualified under the Trust Indenture Act and the Preferred Securities, the Common Securities, the Trust Agreement, the Guarantee Agreement, the Subordinated Debentures, the Indenture and the Expense Agreement conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus.

(m)                   Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Underwriter for a brokerage commission, finder’s fee or other like payment for the offer and sale of the Preferred Securities as contemplated by this Agreement.

(n)                     No consent, approval, authorization, or order of, or filing with, any U. S. Federal or state governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement, the Company Agreements or the Expense Agreement in connection with the issuance and sale of the Preferred Securities, the issuance and sale of the Subordinated Debentures or the distribution of the Subordinated Debentures pursuant to or upon liquidation of the Trust, except such as have been described in the Prospectus or been obtained, or will have been obtained at the Closing Date, under the Securities Act, the Exchange Act and the Trust Indenture Act and such as may be required under the blue sky or securities laws of various states in connection with the offering of the Preferred Securities.

(o)                     The execution, delivery and performance by the Trust of this Agreement, the issuance and sale of the Preferred Securities and compliance with the terms and provisions hereof and thereof, the distribution of the Subordinated Debentures pursuant to or upon liquidation of the Trust, the purchase of the Subordinated Debentures by the Trust and the consummation by the Trust of the transactions contemplated herein, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) any U.S. Federal or state statute, any rule, regulation or order of any governmental agency or body, including any Bank Regulator (as defined below) or any U.S. Federal or state court having jurisdiction over the Trust or any of its properties, or (ii) any agreement or instrument to which the Trust is a party or by which the Trust is bound or to which any of the properties of the Trust is subject, or (iii) the Trust Agreement or any other organizational documents of the Trust, except, in the case of clauses (i) and (ii) above, for such breaches, violations or defaults that do not and would not have, individually or in the aggregate, a Material Adverse Effect.  The Trust has full power and authority to authorize, issue and sell the Preferred Securities as contemplated by this Agreement.

(p)                     The execution, delivery and performance by the Company of this Agreement and the Company Agreements, the consummation by the Company of the transactions contemplated herein and therein, the issuance by the Company of the Guarantee, the distribution of the Subordinated Debentures pursuant to or upon liquidation of the Trust and the sale of the Subordinated Debentures to the Trust will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any U.S. Federal or state statute, any rule, regulation or order of any governmental agency or body, including any Bank Regulator (as defined below) or any U.S. Federal or state court having jurisdiction over the Company or any Material Subsidiary of the Company or any of their properties, or (ii) any agreement or instrument to which the Company or any such Material Subsidiary is a party or by which the Company or any such Material Subsidiary is bound or to which any of the properties of the Company or any such Material Subsidiary is subject, or (iii) the charter or by-laws of the Company or any such Material Subsidiary, except, in the case of clauses (i) and (ii) above, for such breaches, violations or defaults that do not and would not have, individually or in the aggregate, a Material Adverse Effect.  The Company has full power and authority to authorize, issue and sell the Subordinated Debentures and to issue the Guarantee.

(q)                     None of the Trust, the Company, any of its subsidiaries or any agent thereof acting on behalf of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Preferred Securities or the Subordinated Debentures or the issuance of the Guarantee to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(r)                        Except as disclosed in the Prospectus, the Trust, the Company and its Material Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, except for liens, encumbrances and defects that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Prospectus, the Trust, the Company and its Material Subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(s)                      The Trust, the Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate U.S. Federal or state or other governmental agencies or bodies necessary to conduct the business now operated by them or contemplated in connection with the Preferred Securities and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(t)                        No labor dispute with the employees of the Company or any or its subsidiaries exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.

(u)                     The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) material to the conduct of the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that would reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect.

(v)                     Except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect; and the Company is not aware of any pending investigation which would reasonably be expected to lead to such a claim.

(w)                   Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against the Company, the Trust, any of their respective subsidiaries or any of their respective properties that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or would materially and adversely affect the ability of the Company or the Trust to perform their respective obligations under this Agreement or the Company Agreements to which each is a party, or which are otherwise material in the context of the sale of the Preferred Securities, the issuance of the Subordinated Debentures or the issuance of the Guarantee; and no such actions, suits or proceedings are, to the Company’s knowledge, threatened or contemplated.

(x)                       The Company is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “Bank Holding Company Act”).  The Subsidiary Bank is a member of the Federal Reserve System and its deposit accounts are insured by the Federal Deposit Insurance Corporation (the “FDIC”) to the fullest extent provided by law.  No proceeding for the termination of such insurance is pending or, to the Company’s knowledge, is threatened.  Except as disclosed in the Prospectus, neither the Company nor the Subsidiary Bank is subject to any cease and desist order, written agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive (other than orders or directives applicable to the banking industry as a whole) by, or is a recipient of any supervisory agreement letter from, or has adopted any board resolutions (other than board resolutions required by law or regulation and applicable to the banking industry as a whole) at the request of, Federal or state governmental authorities charged with the supervision or regulation of national banking associations, savings banks, banks, savings and loan companies or associations, bank holding companies or savings and loan holding companies or engaged in the insurance of bank deposits (collectively, “Bank Regulators”), neither the Company nor the Subsidiary Bank has been advised by any Bank Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive or extraordinary supervisory agreement letter, and neither the Company nor the Subsidiary Bank is contemplating (A) becoming a party to any such written agreement, memorandum of understanding, commitment letter or similar undertaking with any Bank Regulator or (B) adopting any such board resolutions at the request of any Bank Regulator.

(y)                     The financial statements, together with the related notes and schedules as set forth in the Exchange Act Reports, present fairly in all material respects the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated in the Exchange Act Reports at the indicated dates and for the indicated periods.  Such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods presented, and all adjustments necessary for a fair presentation of results for such periods have been made, except as otherwise stated therein and except that the unaudited financial statements included therein have been prepared in accordance with generally accepted accounting principles applicable to unaudited interim financial statements.  No other financial statements or schedules are required to be included in the Exchange Act Reports.  When read in conjunction with the Financial Statements (including the notes thereto) included in the Exchange Act Reports, the summary and selected financial and statistical data included in the Exchange Act Reports and the Prospectus present fairly in all material respects the information shown therein on the basis stated in the Exchange Act Reports and have been compiled on a basis consistent with the financial statements presented therein.

(z)                       Except as disclosed in the Prospectus, since the date of the latest audited financial statements included in the Prospectus there has been no material adverse change, nor, to the Company’s knowledge, any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(aa)                The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

(bb)              Neither the Company nor the Trust is an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the “Investment Company Act”); and neither the Company nor the Trust is or, after giving effect to the offering and sale of the Preferred Securities, the issuance of the Subordinated Debentures and the Guarantee and the application of the proceeds thereof as described in the Prospectus, will be an “investment company” or required to be registered under Section 8 of the Investment Company Act as defined in the Investment Company Act.

(cc)                On the Closing Date, the Indenture, the Trust Agreement and the Guarantee Agreement will conform in all material respects to the requirements of the Trust Indenture Act, and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

(dd)              The Company has not entered and will not enter into any contractual arrangement providing for the distribution of the Preferred Securities except for this Agreement, the Company Agreements, and as otherwise disclosed in the Prospectus.

(ee)                The Company and its subsidiaries have filed all U.S. Federal, state, local and foreign tax returns or reports required to be filed, and have paid in full all taxes indicated by said returns or reports and all assessments received by it or any of them to the extent that such taxes have become due and payable, except where the Company and its subsidiaries are contesting in good faith such taxes and assessments and except where the failure to so file or pay would not reasonably be expected to have a Material Adverse Effect.  The Company and the Subsidiary Bank have also filed all required applications, reports, returns and other documents and information with all Bank Regulators except for such failures to file that would not reasonably be expected to have a Material Adverse Effect, and no such application, report, return or other document or information contained, as of the date it was filed, an untrue statement of a material fact required to be stated therein or necessary to make the statements therein not misleading when made or failed to comply with the applicable requirements of the Bank Regulator with which such application, report, return, document or information was filed, except for such misstatements that would not reasonably be expected to have a Material Adverse Effect.

(ff)                    Except as otherwise disclosed to the Underwriter by the Company, no “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company or (ii) has indicated to the Company that it is considering (a) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating of the Company or any securities of the Company.

(gg)              To the Company’s knowledge, KPMG LLP, who have certified the financial statements of the Company and its subsidiaries, are independent accountants with respect to the Company and its subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants and its interpretations and rulings thereunder.

(hh)              The Company and its subsidiaries maintain systems of internal accounting controls they believe sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ii)                      Except as disclosed in the Prospectus, neither the Company nor the Trust has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Preferred Securities.

(jj)                      The minute books and stock record books of the Company and its Material Subsidiaries are complete and correct and accurately reflect all material actions taken at meetings of the stockholders and directors of the Company and the Material Subsidiaries, and of all committees thereof, including, without limitation, the loan committees and the audit committees of the Subsidiary Bank, since April 1, 2000, and all issuances and transfers of any shares of the capital stock of the Company and such subsidiaries since April 1, 2000.

(kk)                The Company and its subsidiaries maintain insurance of the types and in the amounts generally deemed adequate in their respective businesses and consistent with insurance coverage maintained by similar companies and businesses, and as required by the rules and regulations of all governmental agencies having jurisdiction over the Company or the Subsidiary Bank, all of which insurance is in full force and effect.

(ll)                      Neither the Company nor its subsidiaries have, directly or indirectly, at any time during the past five years (A) made any unlawful contribution to any candidate for public office, or failed to disclose fully any contribution in violation of law, or (B) made any payment to any U.S. Federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

(mm)          The Company is in compliance with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder, except where such non-compliance would not reasonably be expected to have a Material Adverse Effect.

(nn)              The Company has applied for the Preferred Securities to be quoted on the Nasdaq National Market, shall use its best efforts to have the Preferred Securities quoted on the Nasdaq National Market or on a similar exchange and, as of the Closing Date, the Preferred Securities will have been approved for listing, subject to official notice of issuance only, on the Nasdaq National Market.

(qq)              The Subsidiary Bank has been duly incorporated and is an existing corporation in good standing under the laws of the State of California, with power and authority to own its properties and conduct its business as described in the Prospectus; and the Subsidiary Bank is duly qualified or otherwise permitted to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not result in a Material Adverse Effect.

Any certificate signed by any officer of the Company or the Trust and delivered to the Underwriter or counsel to the Underwriter pursuant to Section 5(h) or any secretary’s certificate or the equivalent thereof shall be deemed to be a representation and warranty of the Company and/or the Trust, as applicable, to the Underwriter as to the matters covered thereby.

2.                           Purchase and Sale.  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Trust agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Trust, [         ] Preferred Securities, at a purchase price of $[     ] (the “Purchase Price”) per Preferred Security, plus any accumulated distributions thereon.

In consideration of such purchase on the Closing Date, the proceeds of which will be used by the Trust to purchase the Subordinated Debentures, the Company shall pay to the Underwriter as compensation, in immediately available funds, on the Closing Date $[           ] per Preferred Security, or $[           ] in the aggregate.

3.                                       Terms of Public Offering.  The Company is advised by you that you propose to make a public offering of Preferred Securities as soon after this Agreement has been entered into as in your judgment is advisable.  The terms of the public offering of the Preferred Securities are set forth in the Prospectus.

4.                                       Payment and Delivery.  Delivery of and payment for the Preferred Securities shall be made at the offices of Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, California 94304 or at such other place as shall be agreed upon by the Underwriter and the Company, at 10:00 a.m. Eastern Time, on October [    ], 2003, or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter and the Company (such date and time of delivery and payment for the Preferred Securities being herein called the “Closing Date”).  Delivery of the Preferred Securities shall be made to the Underwriter against payment by the Underwriter of the Purchase Price.  The Trust will deliver against payment of the Purchase Price the Preferred Securities in the form of one or more permanent global securities in definitive form deposited with or on behalf of Wilmington Trust Company, as custodian for The Depository Trust Company (“DTC”), for credit to the account of the Underwriter and registered in the name of Cede & Co., as nominee for DTC.  Interests in the permanent global Preferred Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Prospectus.

5.                           Conditions of the Obligation of the Underwriter.  The obligation of the Underwriter to purchase and pay for the Preferred Securities on the Closing Date will be subject to the accuracy of the representations and warranties on the part of the Issuers herein, to the accuracy of the statements of officers of the Issuers made pursuant to the provisions hereof, to the performance by the Issuers of their respective obligations hereunder and to the following additional conditions precedent:

(a)  The Underwriter shall have received a letter, dated the date of this Agreement, of KPMG LLP in agreed form confirming that they are independent public accountants within the meaning of the Securities Act and the applicable published rules and regulations thereunder (“Rules and Regulations”) and to the effect that:

(i)  in their opinion the financial statements audited by them and incorporated by reference in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the related published Rules and Regulations;

(ii)  with respect to the three-month period ended March 31, 2003 and the three- and six-month periods ended June 30, 2003, nothing came to their attention that caused them to believe that:

(A)  any material modifications should be made to the unaudited consolidated financial statements for them to be in conformity with generally accepted accounting principles; or

(B)  the unaudited consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the rules and regulations adopted by the Commission;

(iii)  on the basis of a reading of the latest available unaudited, incomplete consolidated financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

(A)  at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock, except for changes as a result of exercised options or stock repurchase plans, or any increase in short-term indebtedness or long-term debt or any decrease in consolidated stockholder’s equity of the Company, as compared with amounts shown on the latest balance sheet incorporated by reference in the Registration Statement and the Prospectus; or

(B)  for the period from the closing date of the latest income statement incorporated by reference in the Registration Statement and the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in consolidated net interest income, net per share income or consolidated income before extraordinary items or in the ratio of earnings to fixed charges;

except in all cases set forth in clauses (iii)(A) and (iii)(B) above for changes, increases or decreases which the Registration Statement, the Prospectus or Exchange Act Reports disclose have occurred or may occur or which are described in such letter; and

(iv)  they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statement, the Prospectus and the Exchange Act Reports (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company’s accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

(b)  The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations.  Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, the Trust or the Underwriter, shall be contemplated by the Commission.

(c)  Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of the Underwriter, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Preferred Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Underwriter, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Preferred Securities, whether in the primary market or in respect of dealings in the secondary market, (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or the Nasdaq National Market, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal or New York authorities; (vi) any major disruption of settlements of securities or clearance services in the United States; or (vii) any major attack on, outbreak or escalation of hostilities or major act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the reasonable judgment of the Underwriter, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Preferred Securities.

(d)  The Underwriter shall have received an opinion, dated the Closing Date, of Wilson Sonsini Goodrich & Rosati, P.C., special counsel for the Issuers, that:

(i)  The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus.  The Company is duly qualified to do business as a foreign corporation in the State of California.

(ii)  The Subsidiary Bank has been duly incorporated and is an existing corporation in good standing under the laws of the State of California, with corporate power and authority to own its properties and conduct its business as described in the Prospectus.  The Subsidiary Bank is duly qualified to do business as a foreign corporation in California, Colorado, Florida, Georgia, Massachusetts, Oregon, Texas and Virginia.

(iii)  The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

(iv)  Each of the Trust Agreement, the Guarantee Agreement and the Indenture has been duly authorized, executed and delivered by the Company and has been duly qualified under the Trust Indenture Act.  Each of the Guarantee Agreement and the Indenture constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(v)  The Expense Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(vi)  Assuming that each of the Indenture and Guarantee Agreement has been duly authorized, executed and delivered by the Trust Company and that the Expense Agreement has been duly authorized, executed and delivered by the Trust, each of the Indenture, the Guarantee Agreement and the Expense Agreement constitutes a valid and binding agreement of the Trust Company (in the case of the Indenture and the Guarantee Agreement) and the Trust (in the case of the Expense Agreement), enforceable against the Trust Company or the Trust, as the case may be, in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(vii)  The Subordinated Debentures have been duly authorized, executed and delivered by the Company and when duly authenticated in accordance with the Indenture and delivered and paid for in accordance with the Underwriting Agreement, will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the

Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(viii)  Neither the Company nor the Trust is or, after giving effect to the offer and sale of the Preferred Securities and the application of the net proceeds thereof as described in the Prospectus, will be, an “investment company” as defined in the Investment Company Act.

(ix)  No consent, approval, authorization, filing with or, to the knowledge of such counsel, order of any U.S. Federal or California governmental agency or body or any U.S. Federal or California court is required to be obtained or made by the Company or the Subsidiary Bank for the consummation of the transactions contemplated by this Agreement, the Guarantee Agreement, the Trust Agreement, the Common Securities Subscription Agreement, the Indenture and the Subordinated Debentures (collectively, the “Operative Documents”) in connection with the issuance and sale of the Preferred Securities by the Trust.

(x)  To the knowledge of such counsel, there are no pending actions, suits or proceedings against the Company, any of its subsidiaries or any of their respective properties that such counsel believes would, individually or in the aggregate, have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Operative Documents, or which are otherwise material in the context of the sale of the Subordinated Debentures and Preferred Securities.

(xi)  The execution, delivery and performance of the Operative Documents and compliance with the terms and provisions thereof will not result in a breach or violation by the Company of any of the terms and provisions of, or constitute a default by the Company under (A) any U.S. Federal or California statute, rule, regulation or, to the knowledge of such counsel, order of, any U.S. Federal or California governmental agency or body or any U.S. Federal or California court having jurisdiction over the Company, the Subsidiary Bank or any of their properties, (B) any agreement listed on Schedule 2 Attached hereto (each a “Reviewed Agreement); or (C) the charter or bylaws of the Company or the Subsidiary Bank.  The Company has full corporate power and authority to authorize, issue and sell the Subordinated Debentures as contemplated by the Prospectus.

(xii)  The Registration Statement and the Prospectus and any amendment or supplement thereto made by the Issuers prior to the Closing Date (except for the financial statements and the notes thereto and financial statement schedules and other financial data included therein or omitted therefrom, and except the Trustees’ statements of eligibility on Form T-1, as to which such counsel need express no opinion) when it became effective or was filed with the Commission, as the case may be, and in each case at the Closing Date, complied as to form in all material respects with the requirements of the Securities Act and the Trust Indenture Act.  Each Exchange Act Report (except for the financial statements and the notes thereto and financial statement schedules and other financial data included therein or omitted therefrom as to which such counsel need express no opinion) appears on its face to comply as to form in all material respects with the requirements of the Exchange Act at the time it was filed with the Commission.

(xiii)  The information in the Prospectus under the headings “Description of the Trust Preferred Securities,” “Description of Junior Subordinated Debentures,” “Description of Guarantee Agreement,” “Relationship Among the Trust Preferred Securities, the Junior Subordinated Debentures and the Guarantee Agreement” insofar as it purports to summarize U.S. Federal or California laws, governmental rules or regulations or documents referred to therein fairly summarizes such matters in all material respects.

(xiv)  Subject to the limitations and qualifications referred to therein, the statements made in the Prospectus under the heading “Certain Federal Income Tax Consequences,” insofar as such statements address matters of law and legal conclusions, are correct in all material respects and represent our opinion relating to the material federal income tax consequences of the acquisition, ownership and disposition of the trust preferred securities.

(xv)  The Registration Statement was declared effective under the Securities Act as of the date and time specified in such opinion and, to the best of such counsel’s knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings therefor have been initiated or, to such counsel’s knowledge, threatened by the Commission.

In addition, such counsel shall state that no facts have come to the attention of such counsel that cause such counsel to believe (except for the financial statements and the notes thereto and financial statement schedules and other financial data included therein or omitted therefrom as to which such counsel need express no belief and except for that part of the Registration Statement that constitutes the Forms T-1 heretofore referred to) that (A) the Registration Statement and the Prospectus at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (B) the Prospectus as of its date or the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e)  The Underwriter shall have received an opinion, dated the Closing Date, of Pillsbury Winthrop LLP, bank regulatory counsel to the Issuers, that:

(i)  The Subsidiary Bank is a member of the Federal Reserve System and the deposits of the depositors in the Subsidiary Bank are insured by the FDIC to the extent set forth in the rules and regulations thereof. The Company and the Subsidiary Bank have all necessary consents and approvals under applicable U.S. Federal and state laws and regulations relating to banks and bank holding companies, including approvals of the Board of Governors of the Federal Reserve System (“FRB”), to own their respective assets and carry on their respective businesses as currently conducted except for those consents and approvals the absence of which would not have a material adverse effect upon the business of the Company and its Subsidiary Bank as a whole.

(ii)  The Company is duly registered as a bank holding company under the Bank Holding Company Act.

(iii)  The Company has all necessary approvals of the FRB to own the stock of its wholly-owned subsidiaries. Except as disclosed in the Prospectus, based on the reliance of such counsel on the Company’s certification, to the knowledge of such counsel, neither the Company nor the Subsidiary Bank is subject to any cease and desist order, written agreement (relating specifically to bank regulatory sanctions, restrictions or requirements) or memorandum of understanding with, or are a party to any similar commitment letter that has a material adverse effect on the Company’s ability to perform its obligations under the Operative Documents, or are subject to any written order or directive (other than orders or directives applicable to the banking industry as a whole) by, or is a recipient of any extraordinary supervisory agreement letter from, any Bank Regulator, and based on the reliance of such counsel on the Company’s certification, to the knowledge of such counsel, neither the Company nor the Subsidiary Bank has been advised by any of the Bank Regulators that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, or extraordinary supervisory agreement letter, and neither the Company nor the Subsidiary Bank is contemplating becoming a party to any such written agreement, memorandum of understanding or commitment letter with any Bank Regulators. Based on the reliance of such counsel on the Company’s certification, to the knowledge of such counsel, neither the Company nor any wholly-owned subsidiary of the Company has received notice of or has actual knowledge of any proceeding or action relating specifically to the Company or its wholly-owned subsidiaries for the revocation or suspension of any consent, authorization, approval, order, license, certificate or permit issued by, or any other similar action or proposed action by, any Bank Regulator or the Commission (in its capacity as a functional regulator of any such wholly-owned subsidiaries) that would have a material adverse effect on the Company and its wholly-owned subsidiaries taken as a whole.

(iv)  All consents, approvals, authorizations or orders of, or filings with the FRB, the California Department of Financial Institutions or the Federal Deposit Insurance Corporation (the “FHC Regulators”) or any court required to be obtained or made by the Company or the Subsidiary Bank for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Preferred Securities by the Trust and the issuance and sale of the Subordinated Debentures and the issuance of the Guarantee by the Company have been made or obtained, except as required following the initial issuance and sale of the Subordinated Debentures by the Company by the terms of any Operative Document.

(v)  The execution, delivery and performance of the Indenture and this Agreement, the issuance and sale of the Preferred Securities by the Trust and the issuance and sale of the Subordinated Debentures and the issuance of the Guarantee by the Company and compliance with the respective terms and provisions thereof will not result in a breach or violation by the Company of any of the terms and provisions of, or constitute a default by the Company under, any statute, rule, regulation or order known to such counsel of the FHC Regulators or any court having jurisdiction over the Company or any wholly-owned subsidiary of the Company or any of their properties.

(vi)  None of the sale, issuance, execution or delivery by the Company of the Subordinated Debentures, the issuance and sale of the Preferred Securities by the Trust, the issuance of the Guarantee by the Company nor the application by the Company of the net proceeds therefrom as described in the Prospectus under the caption “Use of Proceeds” will contravene Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224).

(f)  The Underwriter shall have received an opinion, dated the Closing Date, of Richards, Layton & Finger, P.A., special counsel to the Trust Company as Property Trustee under the Trust Agreement, Indenture Trustee under the Indenture and Guarantee Trustee under the Guarantee Agreement, that:

(i)                                     The Trust Company is duly incorporated and is validly existing in good standing as a banking corporation with trust powers under the laws of the State of Delaware.

(ii)                                  The Trust Company has the requisite power and authority to execute, deliver and perform its obligations under each of the Indenture, the Guarantee Agreement and the Trust Agreement, has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of the Indenture, the Guarantee Agreement and the Trust Agreement, and each of the Indenture, Guarantee Agreement and Trust Agreement has been duly executed and delivered by the Trust Company, and the Trust Agreement constitutes a legal, valid and binding obligation of the Trust Company, enforceable in accordance with its terms.

(iii)                               The Subordinated Debentures delivered on the Closing Date have been duly authenticated by the Indenture Trustee.

(g)  The Underwriter shall have received an opinion, dated the Closing Date, of Richards, Layton & Finger, P.A., special counsel to the Company and the Trust, that:

(i)                                     the Trust has been duly created and is validly existing in good standing as a statutory trust under the Trust Act, and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a statutory trust have been made.

(ii)                                  Under the Trust Act and the Trust Agreement, the Trust has the trust power and authority to own its property and to conduct its business, all as described in the Prospectus.

(iii)                               Assuming the due authorization, execution and delivery thereof by each of the Company and the Administrative Trustees, the Trust Agreement constitutes a valid and binding obligation of the Company, the Property Trustee, the Delaware Trustee and the Administrative Trustees, and is enforceable against the Company, the Property Trustee, the Delaware Trustee and the Administrative Trustees, in accordance with its terms.

(iv)                              Under the Trust Act and the Trust Agreement, (a) the Trust has the trust power and authority to execute and deliver, and to perform its obligations under, this Agreement and the Expense Agreement and (b) to issue and perform its obligations under the Preferred Securities and the Common Securities.

(v)                                 Under the Trust Act and the Trust Agreement, the execution and delivery by the Trust of each of this Agreement and the Expense Agreement, and the performance by the Trust of its obligations hereunder and thereunder, have been duly authorized by all necessary trust action on the part of the Trust.

(vi)                              The Preferred Securities have been duly authorized by the Trust Agreement and are duly and validly issued and, subject to the qualifications set forth herein, fully paid and nonassessable undivided beneficial interests in the assets of the Trust and are entitled to the benefits of the Trust Agreement. The holders of Preferred Securities, as beneficial owners of the Trust, will be entitled to the same limitations of personal liability extended to stockholders of private corporations for profit organized under the DGCL.  Such counsel may note that the Holders may be obligated pursuant to the Trust Agreement (a) to provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers or exchanges of Preferred Securities Certificates and the issuance of replacement Preferred Securities Certificates, and (b) to provide security or indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and powers under the Trust Agreement.

(vii)                           The Common Securities have been duly authorized by the Trust Agreement and are duly and validly issued undivided beneficial interests in the assets of the Trust and are entitled to the benefits of the Trust Agreement.

(viii)                        Under the Trust Act and the Trust Agreement, the issuance of the Preferred Securities and Common Securities is not subject to preemptive rights.

(ix)                                The issuance and sale by the Trust of the Preferred Securities and Common Securities, the purchase by the Trust of the Subordinated Debentures, the execution, delivery and performance by the Trust of each of this Agreement and the Expense Agreement, the consummation by the Trust of the transactions contemplated by each of this Agreement and the Expense Agreement and the compliance by the Trust with its obligations hereunder and thereunder will not violate (i) any of the provisions of the Certificate of Trust or the Trust Agreement or (ii) any applicable Delaware law or administrative regulation.

(h)  The Underwriter shall have received from Milbank, Tweed, Hadley & McCloy LLP, counsel for the Underwriter, such opinion or opinions, dated the Closing Date, with respect to the validity of the Preferred Securities, the Subordinated Debentures and the Guarantee and other related matters as the Underwriter may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

The opinions of Wilson Sonsini Goodrich and Rosati, Professional Corporation, Pillsbury Winthrop LLP and Richards, Layton and Finger, P.A. in paragraphs (d), (e), (f) and (g) above shall be rendered to the Underwriter at the request of the Issuers and shall so state.

(i)  The Underwriter shall have received a certificate, dated the Closing Date, signed by the President or any Vice President and a principal financial or accounting officer on behalf of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company and the Trust in this Agreement are true and correct, that the Company and the

Trust have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the dates of the most recent financial statements incorporated by reference in the Prospectus and included in the Exchange Act Reports, there has been no material adverse change, nor, to their knowledge, any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in the Prospectus or the Exchange Act Reports or as described in such certificate.

(j)  The Underwriter shall have received a letter, dated the Closing Date, of KPMG LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

The Company will furnish the Underwriter with such conformed copies of such opinions, certificates, letters and documents as the Underwriter may reasonably request.  The Underwriter may in its sole discretion waive compliance with any conditions to the obligations of the Underwriter hereunder, whether in respect of the Closing Date or otherwise.

6.                           Covenants of the Issuers.  In further consideration of the agreements of the Underwriter herein contained, the Company and the Trust jointly and severally covenant with the Underwriter as follows:

(a)                      To furnish the Underwriter, without charge, [two] signed copies of the Registration Statement (including exhibits thereto) and to furnish the Underwriter in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(c) below, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Underwriter may reasonably request.

(b)                     Before amending or supplementing the Registration Statement or the Prospectus, to furnish to the Underwriter a copy of each such proposed amendment or supplement and, except to the extent otherwise required by law, not to file any such proposed amendment or supplement to which the Underwriter reasonably objects.

(c)                      If, during such period after the first date of the public offering of the Preferred Securities as in the opinion of counsel for the Underwriter the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriter, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriter and to the dealers (whose names and addresses the Underwriter will furnish to the Company) to which Preferred Securities may have been sold by the Underwriter and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

(d)                     To endeavor to qualify the Preferred Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriter shall reasonably request.

(e)                      During the period when the Prospectus is required to be delivered under the Securities Act, to file promptly all documents required to be filed with the Commission pursuant to Section 13, 14 and 15 of the Exchange Act subsequent to the time the Registration Statement becomes effective.

(f)                        To make generally available to the Trust’s security holders and to the Underwriter as soon as practicable an earning statement of the Company covering a twelve month period beginning on the first day of the first full fiscal quarter after the date of this Agreement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.  Such earning statement shall be made available not later than 45 days after the close of the period covered thereby (90 days in the case of any year-end period).

(g)                     For a period of 30 days from the date hereof, not to directly or indirectly sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Preferred Securities, and security convertible into or exchangeable into or exercisable for Preferred Securities or Subordinated Debentures or any debt securities substantially similar to the Subordinated Debentures or equity securities substantially similar to the preferred Securities (except for Subordinated Debentures and the Preferred Securities offered hereby),  without the prior written consent of the Underwriter.

(h)                     The Trust shall apply the proceeds of its sale of the Preferred Securities, combined with the proceeds from the sale by the Trust to the Company of the Common Securities to purchase an equivalent amount of the Subordinated Debentures of the Company.  All the net proceeds to be received by the Company from the sale of the Subordinated Debentures of the Company will be used as described in the Prospectus.

(i)                         Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the Trust’s and the Company’s obligations under this Agreement, including: (i) the expenses of the Company in connection with the registration and delivery of the Preferred Securities under the Securities Act, including the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriter and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Preferred Securities to the Underwriter, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Preferred Securities under state law and all expenses in connection with the qualification of the Preferred Securities for offer and sale under state law as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) the fees and disbursements of (x) the Company’s counsel and accountants; (y) the Trust Company and its counsel and (z) the Administrative Trustees and their counsel, (v) , (vi) any fees charged by the rating agencies for the rating of the Preferred Securities and the Subordinated Debentures, (vii) all costs and expenses incidental to listing the Preferred Securities and the Subordinated Debentures on the NASDAQ National Market; (viii) the costs and expenses of the Company and the Trust relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Preferred Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and the Trust and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) all other costs and expenses incident to the performance of the obligations of the Company and the Trust hereunder for which provision is not otherwise made in this Section and (x) all document production charges and reasonable expenses of counsel to the Underwriter incurred in connection with the drafting of any of the Operative Documents or this Agreement

7.                           Indemnity and Contribution.  (a)  Each of the Issuers agrees jointly and severally to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Issuers shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Underwriter furnished to the Issuers in writing by the Underwriter expressly for use therein.  The foregoing, insofar as it relates to the Prospectus, shall not inure to the benefit of the Underwriter on account of any losses, claims, damages or liabilities arising from the sale of any Preferred Securities by said Underwriter to any person if a copy of the Prospectus (as amended or supplemented, if prior to the distribution of the Prospectus to the Underwriter, the Company shall have furnished to said Underwriter any such supplement or amendment) but excluding the documents incorporated by reference therein, shall not have been sent or given by or on behalf of such Underwriter to such person at or prior to the written confirmation of the sale of the Preferred Securities to such person and such statement or omission is cured in the Prospectus.

(b)                     The Underwriter agrees to indemnify and hold harmless the Issuers, each of their directors, officers who sign the Registration Statement and each person, if any, who controls either of the Issuers within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Issuers to the Underwriter, but only with reference to information relating to the Underwriter furnished to the Issuers in writing by the Underwriter expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

(c)                      In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either Section 7(a) or 7(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred.  Such firm shall be designated in writing by the Underwriter, in the case of parties indemnified pursuant to Section 7(a) above, and by the Company, in the case of parties indemnified pursuant to Section 7(b) above.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.  An indemnified party shall deliver, upon written request to the indemnifying party, a notice of determination as to whether such indemnified party consents to any settlement referred to above without unreasonable delay.

(d)                     To the extent the indemnification provided for in Section 7(a) or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers on the one hand and the Underwriter on the other hand from the offering of the Preferred Securities or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Issuers on the one hand and of the Underwriter on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Issuers on the one hand and the Underwriter on the other hand in connection with the offering of the Preferred Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Preferred Securities (before deducting expenses) received by the Issuers and the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Purchase Price of the Preferred Securities.  The relative fault of the Issuers on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)                      The Issuers and the Underwriter agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Preferred Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)                        The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Issuers contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Underwriter or any person controlling the Underwriter or either of the Issuers, its officers or directors or any person controlling either of the Issuers and (iii) acceptance of and payment for any of the Preferred Securities.

If this Agreement shall be terminated by the Underwriter, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriter for all out-of-pocket expenses (including the fees and disbursements of its counsel) reasonably incurred by the Underwriter in connection with this Agreement or the offering contemplated hereunder.

8.                           Notices.  All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail with postage prepaid, (c) sent by next-day or overnight mail or delivery or (d) sent by telecopy, as follows:

If to you:

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY  10036
Telecopy:  (212) 761-0366
Attention:  Legal Department

with a copy to:

Milbank, Tweed, Hadley & McCloy LLP
5 Palo Alto Square
3000 El Camino Real

Palo Alto, CA  94306
Telecopy:  (650) 739-7188
Attention:  Douglas A. Tanner, Esq.

If to the Company:

Silicon Valley Bancshares

3003 Tasman Drive

Santa Clara, CA  95054

Attention:  Derek Witte

Telecopy:  (408) 496-2495

With a copy to:

Wilson Sonsini Goodrich & Rosati
650 Page Mill Road
Palo Alto, CA  94304
Telecopy:  (650) 493-6811
Attention:  John A. Fore, Esq.

or, in each case, at such other address as may be specified in writing to the other parties hereto.

All such notices, requests, demands, waivers and other communications shall be deemed to have been received (w) if by personal delivery, on the day after such delivery, (x) if by certified or registered mail, on the seventh business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, and (z) if by telecopy, on the next day following the day on which such telecopy was sent; provided that a copy is also sent by certified or registered mail.

9.                           Counterparts.  This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

10.                     Applicable Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

The Company and the Trust hereby submit to the non-exclusive jurisdiction of the U.S. Federal and state courts in the Borough of Manhattan in the City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

11. Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below.

Very truly yours,

SILICON VALLEY BANCSHARES

By:
Name:
Title:

SVB CAPITAL II

By:
Name:
Title: Administrative Trustee

Accepted:

MORGAN STANLEY & CO. INCORPORATED

By:
Name:
Title:

Schedule 1

The agreements or instruments to which the Company or its subsidiaries is a party or by which the Company or its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject, and which agreement or instrument is included as an exhibit filed pursuant to Items 601(b)(2), 601(b)(4), 601(b)(9) and 601(b)(10) of Regulation S-K to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, or which, as certified by the Company to us, would be required to be filed as such exhibit if the Company were filing an Annual Report on Form 10-K on the date of this opinion.